Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-258576, 333-258572, 333-181667, 333-153397, 333-151272, 333-101225, 333-208698, and 333-231826) of Pediatrix Medical Group, Inc. of our report dated February 19, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Miami, Florida
February 19, 2026